THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Exhibit 10.8

Execution Version

IMMATICS US, INC.

RESTRICTED STOCK ACQUISITION AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 14th day of August, 2015, by and among IMMATICS US, INC., a Delaware corporation (the “Company”), the Board of Regents of the University of Texas System, for the benefit of the University of Texas M.D. Anderson Cancer Center, a member institution of The University of Texas System and an agency of the State of Texas (“MD Anderson”), and IMMATICS BIOTECHNOLOGIES GMBH (the “Parent”) (solely with respect to terms and conditions set forth under Sections 1(d), 2, 5, 9 and 10).

WHEREAS, the Company desires to issue, and MD Anderson desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1.	ISSUANCE OF INITIAL SHARES; PURCHASE RIGHT.

(a)    Issuance of Initial Shares. Subject to Section 1(f), MD Anderson hereby agrees to acquire from the Company, and the Company hereby agrees to issue to MD Anderson, an aggregate of [***] shares (the “Initial Shares”) of the common stock of the Company, with [***] par value per share (the “Common Stock”), with an aggregate value of [***] in partial consideration of services rendered and to be rendered by MD Anderson to the Company pursuant to the terms of that certain Collaboration & License Agreement, dated as of the date hereof, by and between the Company and MD Anderson (the “Collaboration Agreement”). The issuance of the Initial Shares hereunder (the “Initial Closing”) shall occur at the offices of the Company immediately following the execution of this Agreement or at such other time and place as the parties may mutually agree. Upon execution of this Agreement, and subject to Section 1(f), the Company shall issue one stock certificate per Initial Milestone set forth on Exhibit A-1, such that each stock certificate represents a number of Initial Shares equal to the dollar amount of such Initial Milestone as set forth on Exhibit A-1 divided by [***] (“Initial Per Share Stock Price”)

(b)    Purchase Right. Subject to Section 1(e), in the event that any performance milestone set forth on Exhibit A-1 attached hereto and as amended after the date hereof, including based on the process outlined in the Collaboration Agreement (each, an “Initial Milestone”, collectively, the “Initial Milestones” and, together with the Subsequent Milestones, the “Milestones”) is not completed (“Uncompleted Initial Milestones”), as of the Initial Determination Date (as defined below), by MD Anderson in a satisfactory manner, as determined by the Company’s Board of Directors in good faith and in its reasonable discretion after good faith discussion of the JSC as set forth in the Collaboration Agreement and, if necessary, after completion of the dispute resolution process under the Collaboration Agreement (the completion of such standard constituting “Satisfactory Performance” and with respect to describing the state of a Milestone, being “Satisfactorily Performed”), the Company shall purchase from MD Anderson, and MD Anderson shall be required to sell to the Company such number of Initial Shares equal to the product obtained by multiplying: (a) the aggregate number of Initial Shares; by (b) a fraction, the numerator of which is the aggregate dollar value, as set forth on Exhibit A-1 attached hereto, of the Uncompleted Initial Milestones as of the Initial Determination Date (as defined below), and the denominator of which is [***] (the “Purchase Right” and the Initial Shares subject thereto, the “Purchase Shares”), at a price per share equal to [***] (the “Purchase Price”). The “Initial Determination Date” shall be the earlier of: (i) the date on which the Collaboration Agreement is terminated, pursuant to its terms, for any reason; and (ii) the earlier of (x) three (3) years following the date hereof and (y) the expiration of the Research Term (as such term is defined in the Collaboration Agreement). For the avoidance of doubt and subject to Section 1(f): (A) following the Satisfactory Performance by MD Anderson of any

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Initial Milestone, the Initial Shares attributable to the value of such Initial Milestone as set forth on Exhibit A-1 (with respect to each Initial Milestone, the “Initial Milestone Dollar Value”) shall be released from, and shall no longer be subject to the Purchase Right, and shall be delivered to MD Anderson as soon as possible after the Satisfactory Performance of the applicable Initial Milestone; (B) following the Satisfactory Performance by MD Anderson of all of the Initial Milestones, the unreleased Initial Shares shall be released from, and shall no longer be subject to, the Purchase Right; and (C) any Initial Shares attributable to the Access Fee as set forth in Exhibit A-1 shall not be subject to the Purchase Right and the share certificate representing such Initial Shares attributable to the Access Fee shall be delivered to MD Anderson upon the parties’ execution and delivery of this Agreement. Notwithstanding anything contained herein to the contrary, in the event that MD Anderson has materially begun performance of a specific Initial Milestone as of the date on which the Collaboration Agreement is terminated in accordance with its terms, and provided that the Collaboration Agreement is not terminated as a result of a breach of the Collaboration Agreement by MD Anderson (any such Initial Milestone, a “Partially Performed Initial Milestone”), then in exchange for a cash payment by the Company to MD Anderson equal to the entire aggregate dollar value, as set forth on Exhibit A-1 attached hereto, of such Partially Performed Initial Milestone, any such Partially Performed Initial Milestone shall be deemed to be an Uncompleted Initial Milestone (and shall be subject to the Purchase Right).

(c)    Exercise of Purchase Right. In the event that the Company has the right to purchase all or any portion of the Initial Shares pursuant to the Purchase Right described in Section 1(b), the Company shall be deemed to have exercised the Purchase Right as to the Purchase Shares effective as of the Initial Determination Date, and the purchase of the Purchase Shares by the Company shall be deemed effective immediately. The Company shall provide written notice of the purchase of the Purchase Shares to MD Anderson as soon as practicable following the Initial Determination Date. On the Initial Determination Date, the Company shall become the legal and beneficial owner of all of the Purchase Shares purchased pursuant to the Purchase Right and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name all such Purchase Shares without further action by MD Anderson. Following the Initial Determination Date, the Company shall pay for any Purchase Shares purchased pursuant to the Purchase Right at the Company’s option in cash or by offset against any undisputed indebtedness owing to the Company by MD Anderson.

(d)    Adjustment to Initial Shares. If, from time to time, prior to the Initial Determination Date, and subject in all cases to Section 1(e), there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction), then any and all new, substituted or additional securities or other property to which MD Anderson is entitled by reason of MD Anderson’s ownership of the Initial Shares shall be immediately subject to the Purchase Right and be included in the word “Initial Shares” for all purposes of this Agreement, with the same force and effect as the Initial Shares presently subject to this Agreement. For the avoidance of doubt, while the total Purchase Price shall remain the same after each such event, the Purchase Price per Purchase Share upon exercise of the Purchase Right shall be appropriately adjusted. In addition, in connection with any exercise of the Put Option or the Call Option (each as defined in Exhibit C), the Transfer Documents (as defined in Exhibit C) shall include provisions pursuant to which the shares of Parent Common Stock issuable to MD Anderson in exchange for the Initial Shares shall be subject to the Purchase Right and be included in the words “Initial Shares” for all purposes of this Agreement, provided that Parent or one or more third parties nominated by Parent shall be entitled to exercise the Purchase Right. For the avoidance of doubt, while the total Purchase Price shall remain the same with respect to the Parent Common Stock after exercise of the Put Option or Call Option, the Purchase Price per share of Parent Common Stock upon exercise of the Purchase Right shall be appropriately adjusted to provide an equitable result. In addition, the Initial Per Share Stock Price may be adjusted in the event there is a change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization,

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction). For example, if there is a 5 to 1 reverse stock split, then the Initial Per Share Stock Price shall be proportionately increased.

(e)    Corporate Transaction. In the event that: (i) an Acquisition (as defined below); or (ii) an Asset Transfer (as defined below) ((i) and (ii) being collectively referred to herein as a “Corporate Transaction”) occurs before the Initial Determination Date, notwithstanding any provision of this Agreement to the contrary other than Section 1(f), all of the previously unvested Initial Shares shall become immediately vested and shall no longer be subject to the Purchase Right. The parties shall use their reasonable best efforts to cause such acceleration of the vesting of Shares to occur in a manner and at a time which allows MD Anderson the ability to participate in the Corporate Transaction with respect to its Shares. For the purposes of this Section 1(e): (i) “Acquisition” shall mean: (A) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s then issued and outstanding voting power is transferred; or (C) the closing of a public offering of Company stock on a nationally recognized stock exchange; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company. Notwithstanding any acceleration of vesting in accordance with this Section 1(e), nothing herein shall relieve, or be deemed to relieve, MD Anderson of its obligations to render services and otherwise perform in accordance with the Collaboration Agreement following the consummation of any Corporate Transaction prior to the termination or expiration of such Collaboration Agreement.

(f)    Credit for FF&E Payments.

(i)    The Company may sublease office, laboratory, and storage space located in Houston, Texas, from MD Anderson or one of its affiliates pursuant to a written agreement (the “Sublease Agreement”). Any Sublease Agreement shall set forth, among other payment obligations, the monthly amounts payable by Company that are allocable to Company’s use of MD Anderson’s furniture, fixtures and equipment within the subleased space (the “FF&E Payment”). The parties agree that the dollar amounts of the FF&E Payments, stated on a per calendar month basis will accumulate during the term of the Sublease Agreement and be credited back to the Company at each time an Initial Milestone has been Satisfactorily Performed, in accordance with the terms and conditions set forth in this Section 1(f), and/or upon achievement of Completed Subsequent Milestones in accordance with Section 2(c).

(ii)    As the FF&E Payments are paid, the Company will maintain records that reflect the amount of such payments that have been made after the effective date of the Sublease Agreement, as reduced or increased from time to time in accordance with this Section 1(f) and/or Section 2(c) (as determined at any given point in time, the “Cumulative FF&E Payments”).

(iii)    Within three (3) days after either an Initial Milestone has been Satisfactorily Performed by MD Anderson and/or after delivery of a Put Election Notice or a Call Election Notice in accordance with Exhibit C and/or upon consummation of a Corporate Transaction, the parties shall determine the remaining amount of the Cumulative FF&E Payments that are available to credit, based upon the following formula (with respect to Initial Shares as determined at any given point in time and, with respect to Milestone Shares, determined as of the Subsequent Closing, the “Net Cumulative FF&E Payments”): The Cumulative FF&E Payments that have been paid by the Company to MD Anderson prior to the date on which such Initial Milestone has been Satisfactorily Performed (or the date of delivery of a Put Election Notice or Call Election Notice or the date on which a Corporate Transaction is consummated), less any Cumulative FF&E Payments that had been previously credited against the amount of an Initial Milestone in accordance with this Section 1(f) or credited against the amount of the Completed Subsequent Milestones in accordance with Section 2(c).

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(iv)    In addition, the parties shall calculate the number of Initial Shares that would have to be returned to the Company or that are no longer subject to the Purchase Right of the Company and delivered to MD Anderson based on the following formula, as determined as of the date the Initial Milestone in issue was Satisfactorily Performed (or the date of delivery of a Put Election Notice or Call Election Notice or the date on which a Corporate Transaction is consummated):

the amount of the Initial Milestone Dollar Value with respect to the Initial Milestone that has been Satisfactorily Performed (or the Initial Milestones applicable to Initial Shares for which vesting is to be accelerated in connection with the delivery of a Put Election Notice or Call Election Notice or in accordance with Section 1(e)) less the Net Cumulative FF&E Lease Payments (the difference being referred to as the “Initial Milestone Difference”).

(A)    If the Initial Milestone Difference is a positive number (the “Initial Milestone Positive Difference”), then the Company shall receive a credit for the full amount of the Net Cumulative FF&E Payments made by Company (determined as of such date), and the Company shall deliver a stock certificate representing the number of Initial Shares determined as follows: (I) the amount of the Initial Milestone Positive Difference, divided by (II) the Current Per Share Stock Price per share of common stock of the Company; and

(B)    If the Initial Milestone Difference is a negative number (the “Initial Milestone Negative Difference”), then the Company shall receive a credit against the Initial Milestone Dollar Value for such Initial Milestone in the full amount of the Net Cumulative FF&E Payments made by Company (determined as of such date), and MD Anderson shall not be entitled to obtain any Initial Shares with respect to such Initial Milestone that had been Satisfactorily Performed (or the Initial Milestones applicable to Initial Shares for which vesting is to be accelerated in connection with the delivery of a Put Election Notice or Call Election Notice or in accordance with Section 1(e)). In addition the amount of the Initial Milestone Negative Difference (stated as an absolute number) shall be considered outstanding and included as part of the Net Cumulative FF&E Payments with respect to Initial Milestones and/or Completed Subsequent Milestones becoming Satisfactorily Performed in the future.

(v)    Notwithstanding anything to the contrary contained herein, the Company shall not have the ability to credit the Net Cumulative FF&E Payments against the Access Fee shares. Also, for the avoidance of doubt, with respect to Initial Shares for which an Initial Milestone Difference has previously been determined and for which an adjustment has been made (in each case in accordance with Section 1(f)(iv)), the Company shall not have the ability to credit Cumulative FF&E Payments that accrue after the date used to determine the Net Cumulative FF&E Payments with respect to such Initial Shares that have been issued in accordance with Section 1(f)(iii). For further clarity, (A) each Initial Share issuance shall only be subject to a single adjustment for certain FF&E Payments as set forth in Section 1(f), (B) and, once such single adjustment has been made, the Initial Shares issued will not be subject to further adjustment/reduction based on FF&E Payments accruing in the future, and (C) after a Parent Exit Event, there will be no adjustment for FF&E Payments set forth in Section 1(f) with respect to the Initial Shares.

(vi)    For illustration purposes only, assume that (A) the FF&E Payment was [***] per month, (B) the first Initial Milestone was Satisfactorily Performed by MD Anderson on November 1, 2015, (C) the Initial Milestone Dollar Value for such Initial Milestone on Exhibit A-1 was [***], (D) the Net Cumulative FF&E Payment prior to November 1, 2015 was [***] (4 months at [***] per month). In this case, when the Initial Milestone was Satisfactorily Performed, the parties would determine the Initial Milestone Dollar Value as set forth on Exhibit A-1, which would be [***]. Subtract the amount of the Net Cumulative FF&E Payments, [***], from [***], to determine the Initial Milestone Positive Difference [***]. MD Anderson would be entitled to the number of Initial Shares equal to the following amount based upon the following formula:

[***]

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(g)    Termination of Purchase Right. Sections 1(b)-1(f) of this Agreement shall terminate upon the exercise in full or expiration of the Purchase Right, whichever occurs first; provided, however, that Section 1(f) shall not terminate with respect to Completed Subsequent Milestones and Section 2(c).

(h)    Escrow of Unvested Initial Shares. Subject to Section 1(i), security for MD Anderson’s performance of the terms of this Agreement and to insure the availability for delivery of MD Anderson’s Purchase Shares upon exercise of the Purchase Right herein provided for, MD Anderson agrees that the Secretary of the Company or the Secretary’s designee, acting as an escrow agent (the “Escrow Agent”), shall hold the Initial Shares that have not yet vested in accordance with Section 1(b) in escrow until the earlier of (i) the Initial Determination Date and (2) a Corporate Transaction. In the event of any purchase by the Company (or any of its assigns), MD Anderson shall date, complete, and execute a stock assignment substantially in the form attached hereto as Exhibit B as necessary for the transfer of the Initial Shares being purchased and to transfer such shares in accordance with the terms of this Agreement. If any Initial Shares are not purchased by the Company in accordance with Section 1 hereof, the Escrow Agent shall release to MD Anderson the stock certificate(s) representing such Initial Shares. MD Anderson hereby acknowledges and agrees that the Secretary of the Company, or the Secretary’s designee, is so appointed as the Escrow Agent, with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. The Company shall be solely responsible for any fees or expenses of the Escrow Agent. The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. MD Anderson agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as the Escrow Agent for any or no reason, the Board of Directors of the Company shall have the power in its sole discretion to appoint a successor to serve as the Escrow Agent pursuant to the terms of this Agreement. MD Anderson agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as Secretary, the successor Secretary shall serve as the Escrow Agent pursuant to the terms of this Agreement.

(i)    Rights of MD Anderson. Subject to the provisions of Sections 1(h), 2, 3, 4, 5 and 11 herein, MD Anderson shall exercise all rights and privileges of a stockholder of the Company with respect to the Initial Shares deposited in escrow. MD Anderson shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Initial Shares and for the purpose of exercising any voting rights relating to such Initial Shares, even if some or all of such Initial Shares are unvested, or have not been released from escrow, or have not yet been released from the Purchase Right. Any notices or other communications provided to stockholders of the Company shall be provided to MD Anderson at the same time that such communication is provided to the stockholders of the Company, and shall be deemed ineffective if given to the Escrow Agent.

2.	ISSUANCE OF MILESTONE SHARES AND SHARES UNDER LICENSE AGREEMENT.

(a)    After the Initial Closing, in partial consideration of services rendered by MD Anderson to the Company pursuant to the terms of the Collaboration Agreement, the Company shall, on the same terms and conditions as those contained in this Agreement, issue to MD Anderson such number of additional shares of Common Stock (the “Milestone Shares”) equal to the quotient obtained by dividing: (a) the aggregate dollar value, as set forth on Exhibit A-2 attached hereto, as the same may be adjusted in accordance with Section 2(c), of the Completed Subsequent Milestones (as defined below); by (b) the fair market value of the Common Stock, as determined in good faith by the Company’s Board of Directors (taking into account, among other things, the strike price of any recent grants of stock options to employees, consultants or directors of the Company, or any 409A valuation

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

completed with respect to the fair market value of the Company’s Common Stock) (the “Subsequent Milestone Per Share Price”), as of the earlier of: (i) the date on which all of the Subsequent Milestones (as defined below) have been Satisfactorily Performed by MD Anderson; (ii) the date on which the Company has notified MD Anderson that the Company will not request MD Anderson to initiate work on any outstanding Subsequent Milestone(s); (iii) the date on which the Collaboration Agreement is terminated, pursuant to its terms, for any reason; and (iv) four (4) years following the date hereof (such date, the “Subsequent Determination Date”). The issuance of the Milestone Shares hereunder (the “Subsequent Closing” and, together with the Initial Closing, each a “Closing”) shall occur at the offices of the Company within thirty (30) days following the Subsequent Determination Date. The “Subsequent Milestones” shall be those performance milestones set forth on Exhibit A-2 attached hereto, and as amended after the date hereof, including based on the process outlined in the Collaboration Agreement, and the “Completed Subsequent Milestones” shall be those Subsequent Milestones which have been Satisfactorily Performed by MD Anderson as of the Subsequent Determination Date. Notwithstanding anything contained herein to the contrary, in the event that MD Anderson has materially begun performance of a specific Subsequent Milestone as of the date on which the Collaboration Agreement is terminated, and provided that the Collaboration Agreement is not terminated as a result of a material breach of the Collaboration Agreement by MD Anderson that remains uncured (any such Subsequent Milestone, a “Partially Performed Subsequent Milestone”), then in exchange for a cash payment by the Company to MD Anderson equal to the aggregate dollar value, as set forth on Exhibit A-2 attached hereto, of such Partially Performed Subsequent Milestone, any such Partially Performed Subsequent Milestone shall be deemed not to be a Completed Subsequent Milestone. In connection with the exercise of the Put Option or the Call Option (each as defined in Exhibit C), the Transfer Documents (as defined in Exhibit C) shall include provisions pursuant to which shares of Parent Common Stock shall be issued following the Subsequent Determination Date to MD Anderson as Milestone Shares (in lieu of shares of Common Stock of the Company), with such number of shares of Parent Common Stock determined in accordance with the terms of this Section 2 and of Exhibit C.

(b)    Pursuant to the License Agreement for MDA[***] (i.e. Gamma Delta T cells) simultaneously executed with this Agreement by and between MD Anderson and the Company (the “License Agreement”), the Company may issue shares of Common Stock to MD Anderson in lieu of cash (the “License Agreement Shares” and, together with the Initial Shares and the Milestone Shares, the “Shares”). If any License Agreement Shares are issued to MD Anderson, such License Agreement Shares (i) shall be fully vested upon issuance and shall not be subject to the Purchase Right, and (ii) shall have the same rights and obligations as the capital stock of the Company, issued pursuant to this Agreement, including, without limitation, the rights and obligations set forth in Sections 5, 6 and 9.

(c)    If the parties enter into the Sublease Agreement, the parties may agree that the FF&E Payments may accumulate during the term of the Sublease Agreement and be credited back to the Company at each time an Initial Milestone has been Satisfactorily Performed, in accordance with the terms and conditions set forth in Section 1(f), and/or upon achievement of Completed Subsequent Milestones in accordance with this Section 2(c).

(i)    No later than three (3) days prior to the Subsequent Closing, the parties shall determine the remaining Net Cumulative FF&E Payments.

(ii)    In addition, the parties shall calculate the number of Milestone Shares to be issued to MD Anderson based on the following formula, as determined as of the date of the Subsequent Closing:

the aggregate dollar value, as set forth on Exhibit A-2 attached hereto of the Completed Subsequent Milestones less the Net Cumulative FF&E Payments (the difference being referred to as the “Subsequent Milestone Difference”).

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(A)    If the Subsequent Milestone Difference is a positive number (the “Subsequent Milestone Positive Difference”), then the Company shall receive a credit for the full amount of the Net Cumulative FF&E Payments made by Company (determined as of the date of the Subsequent Closing), and the Company shall deliver a stock certificate representing the number of Milestone Shares determined as follows: (I) the amount of the Subsequent Milestone Positive Difference, divided by (II) the Subsequent Milestone Per Share Price; and

(B)    If the Subsequent Milestone Difference is a negative number (the “Subsequent Milestone Negative Difference”), then the Company shall receive a credit against the aggregate dollar value, as set forth on Exhibit A-2 attached hereto, of the Completed Subsequent Milestones in the full amount of the Net Cumulative FF&E Payments made by Company (determined as of the date of the Subsequent Closing), and MD Anderson shall not be entitled to obtain any Milestone Shares with respect to such Completed Subsequent Milestones. In addition the amount of the Subsequent Milestone Negative Difference (stated as an absolute number) shall be considered outstanding and included as part of the Net Cumulative FF&E Payments with respect to Initial Milestones becoming Satisfactorily Performed in the future.

(iii)    For the avoidance of doubt, with respect to Milestone Shares for which an Subsequent Milestone Difference has previously been determined and for which an adjustment has been made (in each case in accordance with Section 2(c)), the Company shall not have the ability to credit Cumulative FF&E Payments that accrue after the date used to determine the Net Cumulative FF&E Payments with respect to such Milestone Shares in accordance with Section 2(c)(i).

3.      LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities Laws, MD Anderson shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Initial Shares while such Initial Shares are subject to the Purchase Right. After any Initial Shares have been released from the Purchase Right, MD Anderson shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Initial Shares except in compliance with the provisions herein and applicable securities Laws. Notwithstanding the foregoing, MD Anderson shall not be subject to the limitations on transfer set forth in this Section 3 with respect to Initial Shares that MD Anderson is required to place in blind trust, or is otherwise required to transfer in order to comply with applicable Laws or any bona fide requirement of The University of Texas System that MD Anderson discloses to the Company within a reasonable period of time after it becomes aware of such requirement; provided, however, that any such transferee shall agree in the form required by applicable law to become a party to this Agreement and be subject to the terms and conditions hereof as the successor and assignee of MD Anderson. Furthermore, the Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws or any stockholders agreement to which MD Anderson is a party. MD Anderson hereby further acknowledges that MD Anderson may be required to hold the Shares indefinitely. During the period of time during which the Shares are held by MD Anderson or on behalf of MD Anderson, the value of the Shares may increase or decrease, and any risk associated with such Shares and such fluctuation in value shall be borne by MD Anderson.

4.	RIGHT OF FIRST OFFER.

(a)    Except as set forth in this Section 4, MD Anderson hereby irrevocably grants to the Company or its permitted transferees or assigns the right (the “Right of First Offer”), but not the obligation, to purchase all or any portion of any capital stock of the Company (or any interest therein) (the “Transfer Stock”) that MD Anderson may from time to time propose to assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, dispose of or otherwise transfer or encumber (a “Proposed Transfer”); provided that a Proposed Transfer shall not include: (i) any transfer effected pursuant to a Corporate Transaction; or (ii) any transfer effected to the public in an offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Act”).

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(b)    Subject to Section 3 hereof, if MD Anderson proposes to make a Proposed Transfer, MD Anderson shall deliver a written notice (each, a “Proposed Transfer Notice”) to the Company setting forth the terms and conditions of the Proposed Transfer to the Company, with such Proposed Transfer Notice to contain the material terms and conditions of the Proposed Transfer (including price and form of consideration). To exercise its Right of First Offer, the Company shall deliver within forty-five (45) days after MD Anderson delivers the Proposed Transfer Notice to the Company a written notice (each, a “Company Notice”) to MD Anderson notifying MD Anderson that the Company intends to exercise its Right of First Offer as to all the Transfer Stock.

(c)    The closing of the purchase of Transfer Stock by the Company shall take place, and all payments from the Company shall have been delivered to MD Anderson, by the later of: (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer; or (ii) sixty (60) days after delivery of the Proposed Transfer Notice.

(d)    Subject to Section 3 hereof, if Company does not purchase Transfer Stock subject to a Proposed Transfer Notice from MD Anderson as set forth in Sections 4(a)-4(c), MD Anderson shall have the right to assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, dispose of or otherwise transfer or encumber such Transfer Stock in MD Anderson’s discretion, including by transaction with any third party; provided, however, that: (i) any such assignment, sale or other disposition of such Transfer Stock shall be consummated within one hundred twenty (120) days after delivery of the Proposed Transfer Notice, and shall be on terms that are not more favorable in any material respect to the terms set forth in the Proposed Transfer Notice; and (ii) any proposed transferee shall agree in the form required by applicable law to become a party to this Agreement and be subject to the terms and conditions hereof as the successor and assignee of MD Anderson.

(e)    If MD Anderson becomes obligated to sell any capital stock to the Company under this Agreement (including pursuant to Sections 1, 2, 4 or 9) and fails to deliver such capital stock in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to MD Anderson the purchase price by certified check or wire transfer to an account designated by MD Anderson for such capital stock of the Company as is herein specified and cancel on its books the certificate or certificates representing the capital stock of the Company to be sold.

(f)    Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

5.	DRAG ALONG AND TAG ALONG.

(a)	Drag Along.

(i)    In the event that the Company’s Board of Directors and the holders of shares of capital stock of the Company that represent a majority by voting power of all outstanding shares of capital stock of the Company (the “Majority Stockholders”) approve a Corporate Transaction, then MD Anderson hereby agrees with respect to all shares of capital stock that MD Anderson holds and any other Company securities over which it otherwise exercises dispositive power, including without limitation the Shares:

(ii)    in the event such Corporate Transaction requires the approval of the stockholders of the Company, (A) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of such Corporate Transaction, to be present, in person or by proxy, as a holder of shares of capital stock, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (B) to vote (in person, by proxy or by action by written consent, as applicable) all

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shares of capital stock held by (or for the benefit of) MD Anderson in favor of such Corporate Transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Corporate Transaction;

(iii)    in the event that the Corporate Transaction is to be effected by the sale of shares of capital stock by the Majority Stockholders (the “Selling Holders”) without the need for stockholder approval, MD Anderson agrees to sell all shares of capital stock beneficially held by MD Anderson (or in the event that the Selling Holders are selling fewer than all of their shares of capital stock of the Company, shares in the same proportion as the Selling Holders are selling) to the Person to whom the Selling Holders propose to sell their shares of capital stock of the Company;

(iv)    to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Corporate Transaction;

(v)    to execute and deliver all related documentation and take such other action in support of the Corporate Transaction as shall reasonably be requested by the Company; and

(vi)    not to deposit, and to cause MD Anderson’s affiliates not to deposit, any voting securities owned by MD Anderson or MD Anderson’s affiliates in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such shares of capital stock of the Company, unless specifically requested to do so by the acquiror in connection with a Corporate Transaction.

(vii)    Notwithstanding the foregoing, MD Anderson will not be required to comply with this Section 5(a) in connection with any proposed Corporate Transaction unless: (A) MD Anderson receives with respect to MD Anderson’s shares of a class or series of capital stock consideration per share that is no less than every other stockholder participating in the transaction with respect to his, her or its shares of the same class or series of capital stock; (B) the proceeds payable to MD Anderson in connection with such transaction are equal to or greater than the proceeds required to be paid to MD Anderson pursuant to the Company’s Certificate of Incorporation; (C) the maximum liability of MD Anderson in connection with such Corporate Transaction does not exceed the consideration payable to MD Anderson in such transaction (other than in the case of potential liability for fraud, willful or intentional breach, or willful or intentional misconduct or breach of a representation by MD Anderson relating to MD Anderson’s title to its securities as to which liability there need not be any such limitation); and (D) the terms of such Corporate Transaction applicable to MD Anderson are materially no less favorable than the terms applicable to each other stockholder holding the same class or series of shares as MD Anderson.

(b)	Tag Along.

(i)    If at any time the Parent and/or its affiliates (collectively, the “Tag-Along Stockholder,” whether one or more) propose to sell any shares of its capital stock of the Company to any Person who is not an affiliate of such Tag-Along Stockholder (the “Proposed Transferee”) and the Tag-Along Stockholder cannot or has not elected to exercise its drag-along rights set forth in Section 5(a), MD Anderson shall be permitted to participate in such sale (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 5(b).

(ii)    Prior to the consummation of the sale described in Section 5(b)(i), the Tag-Along Stockholder shall deliver to the Company and MD Anderson a written notice (a “Tag-Along Sale Notice”) of the proposed Tag-Along Sale no more than ten (10) Business Days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-Along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of the Tag-Along Sale. The Tag-Along Sale Notice shall make reference to MD Anderson’s rights hereunder and shall describe in reasonable detail: (A) the number of shares of capital stock of

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the Company to be sold by the Tag-Along Stockholder; (B) the name of the Proposed Transferee; (C) the per share purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; (D) the proposed date, time and location of the closing of the sale; and (E) a copy of any form of agreement proposed to be executed in connection therewith.

(iii)    MD Anderson shall exercise its right to participate in a sale of capital stock of the Company by the Tag-Along Stockholder subject to this Section 5(b) by delivering to the Tag-Along Stockholder a written notice (a “Tag-Along Exercise Notice”) stating its election to do so and specifying the number of shares of capital stock of the Company to be sold by it no later than five (5) Business Days after receipt of the Tag-Along Sale Notice (the “Tag-Along Period”). The offer of MD Anderson set forth in a Tag-Along Exercise Notice shall be irrevocable, and, to the extent such offer is accepted, MD Anderson shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in this Section 5(b). MD Anderson shall have the right to sell in a sale subject to this Section 5(b) the number of shares of capital stock of the Company equal to the product obtained by multiplying (x) the number of Shares held by or on behalf of MD Anderson (whether vested or unvested, and including, for the avoidance of doubt, any shares issued under the License Agreement) by (y) a fraction (A) the numerator of which is equal to the number of shares of capital stock of the Company the Tag-Along Stockholder proposes to sell or transfer to the Proposed Transferee and (B) the denominator of which is equal to the number of shares of capital stock of the Company then owned by such Tag-Along Stockholder.

(iv)    The Tag-Along Stockholder shall use its commercially reasonable efforts to include in the proposed sale to the Proposed Transferee all of the shares of capital stock of the Company that MD Anderson has requested to have included pursuant to the applicable Tag-Along Exercise Notice, it being understood that the Proposed Transferee shall not be required to purchase shares of capital stock of the Company in excess of the number set forth in the Tag-Along Sale Notice. In the event the Proposed Transferee elects to purchase less than all of the shares of capital stock of the Company sought to be sold by MD Anderson, the number of shares to be sold to the Proposed Transferee by the Tag-Along Stockholder and MD Anderson shall be reduced so that each of the Tag-Along Stockholder and MD Anderson is entitled to sell its Pro Rata Portion of the number of shares of capital stock of the Company the Proposed Transferee elects to purchase (which in no event may be less than the number of shares of capital stock of the Company set forth in the Tag-Along Sale Notice). The term “Pro Rata Portion” means, with respect to the number of shares of capital stock of the Company to be sold by each holder of shares of capital stock of the Company pursuant to this Section 5(b)(iv), the number of shares of capital stock of the Company equal to the product of (x) the total number of shares of capital stock of the Company the Proposed Transferee proposes to purchase and (y) a fraction (A) the numerator of which is equal to the number of shares of capital stock of the Company then held by such holder of shares of capital stock of the Company and (B) the denominator of which is equal to the number of shares then held by all of the holders of shares of capital stock of the Company (including, for the avoidance of doubt, the Tag-Along Stockholder).

(v)    If MD Anderson does not deliver a Tag-Along Exercise Notice in compliance with Section 5(b)(iii), it shall be deemed to have waived all of its rights to participate in such sale, and the Tag-Along Stockholder shall thereafter be free to sell to the Proposed Transferee its shares of capital stock of the Company at a per share price that is no greater than the per share price set forth in the Tag-Along Sale Notice and on other same terms and conditions which are not materially more favorable to the Tag-Along Stockholder than those set forth in the Tag-Along Sale Notice, without any further obligation to MD Anderson.

(vi)    If MD Anderson elects to participate in a sale pursuant to this Section 5(b), it shall, subject to the terms and conditions contained in Section 16(j), (A) receive the same consideration per share after deduction of its proportionate share of the related expenses in accordance with Section 5(b)(vii); (B) make or provide the same representations, warranties, covenants, indemnities and agreements as the Tag-Along Stockholder makes or provides in connection with the

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Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Tag-Along Stockholder, MD Anderson shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Tag-Along Stockholder and MD Anderson severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties that do not relate to MD Anderson shall be in an amount not to exceed the aggregate proceeds received by MD Anderson in connection with any sale consummated pursuant to this Section 5(b); and (C) take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Tag-Along Stockholder.

(vii)    The fees and expenses of the Tag-Along Stockholder incurred in connection with a sale under this Section 5(b) and for the benefit of all holders of capital stock of the Company (it being understood that costs incurred by or on behalf of the Tag-Along Stockholder for its sole benefit will not be considered to be for the benefit of all holders of capital stock of the Company), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by all the holders of capital stock of the Company on a pro rata basis, based on the consideration received by each holder of capital stock of the Company; provided, that no holder of capital stock of the Company shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 5(b).

(viii)    The Tag-Along Stockholder shall have ninety (90) Business Days following the expiration of the Tag-Along Period in which to sell the shares of capital stock of the Company described in the Tag-Along Sale Notice, on terms not more favorable to the Tag-Along Stockholder than those set forth in the Tag-Along Sale Notice (which such ninety (90) Business Day period may be extended for a reasonable time not to exceed 120 Business Days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Tag-Along Stockholder has not completed such sale, the Tag-Along Stockholder may not then effect a sale of capital stock of the Company subject to this Section 5(b) without again fully complying with the provisions of this Section 5(b).

(ix)    If the Tag-Along Stockholder sells or otherwise transfers to the Proposed Transferee any of its shares of capital stock of the Company in breach of this Section 5(b), then MD Anderson shall have the right to sell to the Tag-Along Stockholder, and the Tag-Along Stockholder undertakes to purchase from MD Anderson, the number of shares of capital stock of the Company that MD Anderson would have had the right to sell to the Proposed Transferee pursuant to this Section 5(b), for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such capital stock of the Company from the Tag-Along Stockholder, but without indemnity being granted by MD Anderson to the Tag-Along Stockholder; provided, that nothing contained in this Section 5(b) shall preclude MD Anderson from seeking alternative remedies against such Tag-Along Stockholder as a result of its breach of this Section 5(b). The Tag-Along Stockholder shall also reimburse MD Anderson for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Stockholder’s rights under this Section 5(b)(ix).

(x)    This Section 5(b) shall not apply to: (A) sales to any employee of the Company; or (B) sales in a distribution to the public (whether pursuant to a registered public offering, Rule 144 or otherwise).

6.	PREEMPTIVE RIGHT.

(a)    With respect to any issuance or portion thereof (other than an Excluded Issuance, as defined below) by the Company of shares of Common Stock, securities convertible into Common

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Stock or other equity securities or rights to acquire such Common Stock or other equity securities (collectively such securities or rights shall be the “New Securities”), MD Anderson may elect to subscribe for and purchase for the issuance price offered by the Company a portion of such New Securities sufficient to maintain MD Anderson’s Current Ratio (as defined below) in effect immediately prior to the issuance of the New Securities.

(b)    The Secretary of the Company shall give MD Anderson thirty (30) days written notice before making any sale or offering of New Securities and shall advise MD Anderson of its rights under this Section 6 to participate in such offering. The notice shall describe the price and the terms on which the Company proposes to sell, transfer, or otherwise sell or distribute such shares of New Securities together with a calculation of MD Anderson’s Current Ratio and the number of shares it would be allowed to purchase under this Section 6 to maintain MD Anderson’s Current Ratio after such sale was complete. MD Anderson then shall have fifteen (15) days after the date of the notice to advise the Company in writing whether MD Anderson will exercise its rights hereunder and to deliver payment in full for the shares of New Securities it elects to purchase. If MD Anderson fails to deliver payment for its portion of the New Securities within the requisite time period, the Company shall proceed with the offering of such New Securities according to the plan described in the notice delivered to MD Anderson and MD Anderson, failing to exercise such rights unless otherwise waived by Parent, shall have no further special purchase rights under this Section 6 in connection with such offering or any offering of securities thereafter.

(c)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 6, the Company may elect to give notice to MD Anderson within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. MD Anderson shall have thirty (30) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by MD Anderson, maintain MD Anderson’s percentage-ownership position, calculated as set forth in Section 6(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to MD Anderson.

7.      RESTRICTIVE LEGENDS. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto); provided that only certificates representing the Initial Shares shall be endorsed with a legend in substantially the form of that contained in Section 7(a) below:

(a)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)    “THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK ACQUISITION AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c)    “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

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(d) Any	legend required by appropriate blue sky officials.

8.	REPRESENTATIONS AND WARRANTIES.

(a)    MD Anderson represents and warrants to the Company that the statements contained in this Section 8(a) are true and correct as of the date hereof:

(i)    MD Anderson is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. MD Anderson is purchasing the Shares for investment for MD Anderson’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

(ii)    MD Anderson understands that the Shares have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of MD Anderson’s investment intent as expressed herein.

(iii)    MD Anderson further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available. MD Anderson further acknowledges and understands that the Company is under no obligation to register the Shares. MD Anderson understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

(iv)    MD Anderson is familiar with the provisions of Rule 144 under the Act, as in effect from time to time, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Shares may be resold by MD Anderson in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (A) the availability of certain public information about the Company; and (B) the resale occurring following the required holding period under Rule 144 after MD Anderson has purchased, and made full payment for (within the meaning of Rule 144), the securities to be sold.

(v)    MD Anderson further understands that at the time MD Anderson wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, MD Anderson would be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

(b)    The Company represents and warrants to MD Anderson that the statements contained in this Section 8(b) are true and correct as of the date hereof.

(i)    The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company is duly authorized and qualified to do business under all applicable Laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified could not reasonably be expected to materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement.

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(ii)    The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and when executed and delivered by MD Anderson, will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application to creditors.

(iii)    The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (A) result in a breach or violation of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company; (B) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; or (C) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract, Permit or other agreement to which the Company is a party or by which the Company is bound or to which its properties and assets are subject; except in the cases of clauses (B) and (C), where the violation, breach, conflict, default, acceleration or failure to give notice would not, individually or in the aggregate, reasonably be expected to materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement.

(iv)    No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Person is required to be obtained by the Company or any affiliate of the Company in connection with the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement.

(v)    The authorized capital stock of the Company consists of [***] shares of Common Stock, of which [***] shares are issued and outstanding immediately prior to the Initial Closing. The issuance and delivery of the Shares by the Company pursuant to this Agreement have been duly authorized by all necessary action by the Company. The Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of any liens, claims or other encumbrances, except for restrictions on transfer provided for herein or under the Act or other applicable securities Laws. Assuming the accuracy of the representations of MD Anderson in Section 8(a) of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities Laws. None of the Shares, when issued, will violate any agreement, arrangement or commitment to which the Company is a party or is subject to or violate any preemptive or similar rights of any Person. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

(vi)    There is no Action pending, or to the Company’s knowledge, threatened: (A) against the Company affecting any of its properties or assets; or (B) against the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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(vii)    The Company has complied, and is now complying, in each case in all material respects, with all Laws applicable to it or its business, properties or assets.

(viii)    All Permits required for the Company to conduct its business as currently conducted have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. To the knowledge of the Company, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

(ix)    As of the date hereof, the Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except liabilities directly arising under the Transaction Documents.

9.        PUT-CALL OPTION. Each party hereto agrees to be bound by and consents to the put-call option granted with respect to the Shares on the terms and conditions set forth in Exhibit C to this Agreement, it being understood that the Authorized Capital (as defined in Exhibit C) and the approval of the granting of subscription rights to shares of Parent Common Stock (as defined in Exhibit C) to MD Anderson shall be resolved by the Shareholders’ Meeting of Parent within 60 days after the date hereof.

10.      MARKET STAND-OFF AGREEMENT. Neither MD Anderson nor Parent shall sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by (or for the benefit of) MD Anderson or Parent (other than those included in the registration), including the Shares (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period, not to exceed thirty-four (34) days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock Up Period”); provided, however that nothing contained in this Section 10 shall prevent the exercise of the Purchase Right during the Lock Up Period. Each of MD Anderson and Parent agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to MD Anderson’s and Parent’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11.      SECTION 83(B) ELECTION. MD Anderson understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Initial Shares and the fair market value of the Initial Shares as of the date any restrictions on the Initial Shares lapse. In this context, “restriction” includes the right of the Company to purchase the Initial Shares pursuant to the Purchase Right set forth in Section 1(b) above. MD Anderson understands that MD Anderson may elect to be taxed at the time the Initial Shares are issued, rather than when and as the Purchase Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of issuance. Even if the fair market value of the Initial Shares at the time of the execution of this Agreement equals the amount paid for the Initial Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. MD Anderson understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for MD Anderson. MD Anderson further understands that an additional copy of such 83(b) Election is required to be filed with its

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federal income tax return for the calendar year in which the date of this Agreement falls. MD Anderson further acknowledges and understands that it is MD Anderson’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. MD Anderson acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to issuance of the Initial Shares hereunder, and does not purport to be complete. MD Anderson further acknowledges that the Company has directed MD Anderson to seek independent advice regarding the applicable provisions of the Code and the income tax laws of any municipality, state or foreign country in which MD Anderson may reside. MD Anderson assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Initial Shares.

12.    REFUSAL TO TRANSFER. The Company shall not be required: (a) to transfer on its books any Shares of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement; or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

13.    NO COLLABORATION RIGHTS. This Agreement shall not affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) or of MD Anderson to terminate the Collaboration Agreement pursuant to the terms thereof, either prior to or following the attainment of any applicable Milestones.

14.    CONFLICTS. Notwithstanding anything contained herein to the contrary, if MD Anderson is or becomes a party to any stockholders’, right of first refusal, voting or similar agreement with the Company and other stockholders of the Company (any such agreement, a “Shareholders’ Agreement”), the terms of any such Shareholders’ Agreement shall supersede the terms of this Agreement in the event of (but only to the extent of) any conflict between the provisions hereof and thereof.

15.    TERMINATION. The rights and obligations of MD Anderson and the Parent set forth in Sections 4, 5 and 6 shall terminate upon the consummation of an initial public offering by the Company.

16.	MISCELLANEOUS.

(a)    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b)    Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon MD Anderson, and MD Anderson’s successors and assigns. The Purchase Right of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

(c)    Specific Performance. It is the intention of the parties that the Company, upon exercise of the Purchase Right and payment therefor, pursuant to the terms of this Agreement, shall be

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COMPANY IF PUBLICLY DISCLOSED

entitled to receive the Purchase Shares, in specie, in order to have such Purchase Shares available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Purchase Shares and that the Company shall, upon proper exercise of the Purchase Right, be entitled to specific enforcement of its rights to purchase and receive said Purchase Shares.

(d)    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)    Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any required approval from a Governmental Authority in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)    Independent Counsel. MD Anderson acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, MD Anderson. MD Anderson has been provided with an opportunity to consult with MD Anderson’s own counsel with respect to this Agreement.

(g)    Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. Notwithstanding the foregoing this Agreement does not supersede or merge any terms of the Collaboration Agreement nor shall it interfere with the parties’ rights to terminate the Collaboration Agreement in accordance with its terms. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j)    Texas State Agency. MD Anderson is an agency of the State of Texas and under the constitution and Laws of the State of Texas possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted to it under the constitution and Laws of the State of Texas. Notwithstanding any provision hereof, nothing in this Agreement is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this Agreement as they pertain to MD Anderson are enforceable only to the extent authorized by the constitution and Laws of the State of Texas; accordingly, to the extent any provision hereof conflicts with the constitution or Laws of the State of Texas or exceeds the right, power or authority of MD Anderson to agree to such provision, then that provision will not be enforceable against MD Anderson or the State of Texas.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(k)      Certain Definitions. When used in this Agreement with initial capital letters, the following terms used herein have the meanings specified or referred to in this Section 16(k).

(i)    “83(b) Election” has the meaning set forth in Section 11.

(ii)    “Acquisition” has the meaning set forth in Section 1(e).

(iii)    “Act” has the meaning set forth in Section 4(a).

(iv)    “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(v)     “Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

(vi)    “Asset Transfer” has the meaning set forth in Section 1(e).

(vii)    “Closing” has the meaning set forth in Section 2(a).

(viii)    “Code” has the meaning set forth in Section 11.

(ix)    “Collaboration Agreement” has the meaning set forth in Section 1(a).

(x)    “Common Stock” has the meaning set forth in Section 1(a).

(xi)    “Company” has the meaning set forth in the introductory paragraph to this Agreement.

(xii)    “Company Notice” has the meaning set forth in Section 4(b).

(xiii)    “Completed Subsequent Milestones” has the meaning set forth in Section 2(a).

(xiv)    “Corporate Transaction” has the meaning set forth in Section 1(e).

(xv)    “Cumulative FF&E Payments” has the meaning set forth in Section 1(f)(ii).

(xvi)    “Current Ratio” means the ratio of (A) the sum of all shares of Common Stock held by a holder of Common Stock (including for this purpose any shares of Common Stock or other equity securities which could be acquired upon conversion of any securities convertible into Common Stock or other equity securities or exercise of any rights to acquire Common Stock or other equity securities), to (B) all outstanding shares of Common Stock (including for this purpose any shares of Common Stock or other equity securities which could be acquired upon conversion of any of the Company’s securities convertible into Common Stock or other equity securities or exercise of any rights issued by the Company to acquire Common Stock or other equity securities).

(xvii)     “Escrow Agent” has the meaning set forth in Section 1(h).

(xviii)    “Excluded Issuance” means (A) any shares of Common Stock, options or convertible securities issued as stock dividends or pursuant to stock splits, recapitalization or other similar events that do not adversely affect the Current Ratio of the holders of Common Stock; (B) securities issued pursuant to a public offering; (C) Common Stock issuable directly to, or upon the

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

exercise of any warrants or options held by, employees, consultants or other service providers of the Company as compensation or otherwise; (D) securities issued by the Company as consideration in a merger, stock purchase, asset acquisition or similar transaction with an unaffiliated party; (E) shares of Common Stock or convertible securities actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; (F) shares of Common Stock, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction (including shares underlying (directly or indirectly) any such options or convertible securities); and (G) shares of Common Stock, options or convertible securities issued (i) to suppliers or third party service providers in connection with the provision of goods or services and (ii) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

(xix)    “GAAP” means United States generally accepted accounting principles in effect from time to time.

(xx)    “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(xxi)    “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(xxii)    “FF&E Payment” has the meaning set forth in Section 1(f)(i).

(xxiii)    “Initial Closing” has the meaning set forth in Section 1(a).

(xxiv)    “Initial Determination Date” has the meaning set forth in Section 1(b).

(xxv)    “Initial Milestone” and “Initial Milestones” have the meanings set forth in Section 1(b).

(xxvi)    “Initial Milestone Difference” has the meaning set forth in Section 1(f)(iv).

(xxvii)    “Initial Milestone Dollar Value” has the meaning set forth in Section 1(b).

(xxviii)    “Initial Milestone Negative Difference” has the meaning set forth in Section 1(f)(iv)(B).

(xxix)    “Initial Milestone Positive Difference” has the meaning set forth in Section 1(f)(iv)(A).

(xxx)    “Initial Per Share Stock Price” has the meaning set forth in Section 1(a).

(xxxi)    “Initial Shares” has the meaning set forth in Section 1(a).

(xxxii)    “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(xxxiii)    “Sublease Agreement” has the meaning set forth in Section 1(f)(i).

(xxxiv)    “License Agreement” has the meaning set forth in Section 2(b).

(xxxv)    “License Agreement Shares” has the meaning set forth in Section 2(b).

(xxxvi)    “Lock Up Period” has the meaning set forth in Section 10.

(xxxvii)    “Majority Stockholders” has the meaning set forth in Section 5(a)(i).

(xxxviii)    “Milestones” has the meaning set forth in Section 1(b).

(xxxix)    “Milestone Shares” has the meaning set forth in Section 2(a).

(xl)    “Net Cumulative FF&E Payments” has the meaning set forth in Section 1(f)(iii).

(xli)    “New Securities” has the meaning set forth in Section 6(a).

(xlii)    “Partially Performed Initial Milestone” has the meaning set forth in Section 1(b).

(xliii)    “Partially Performed Subsequent Milestone” has the meaning set forth in Section 2(a).

(xliv)    “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(xlv)    “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(xlvi)    “Pro Rata Portion” has the meaning set forth in Section 5(b)(iv).

(xlvii)    “Proposed Transfer” has the meaning set forth in Section 4(a).

(xlviii)    “Proposed Transferee” has the meaning set forth in Section 5(b)(i).

(xlix)    “Proposed Transfer Notice” has the meaning set forth in Section 4(b).

(l)    “Prospective Transferee” has the meaning set forth in Section 4(a).

(li)    “Purchase Price” has the meaning set forth in Section 1(b).

(lii)    “Purchase Right” has the meaning set forth in Section 1(b).

(liii)    “Purchase Shares” has the meaning set forth in Section 1(b).

(liv)    “Restricted Securities” has the meaning set forth in Section 10.

(lv)    “Right of First Offer” has the meaning set forth in Section 4(a).

(lvi)    “Selling Holders” has the meaning set forth in Section 5(a)(iii).

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(lvii)    “Shares” has the meaning set forth in Section 2(b).

(lviii)    “Shareholders’ Agreement” has the meaning set forth in Section 14.

(lix)    “Subsequent Closing” has the meaning set forth in Section 2(a).

(lx)    “Subsequent Determination Date” has the meaning set forth in Section 2(a).

(lxi)    “Subsequent Milestone Difference” has the meaning set forth in Section 2(c)(ii).

(lxii)    “Subsequent Milestone Negative Difference” has the meaning set forth in Section 2(c)(ii)(B).

(lxiii)    “Subsequent Milestone Positive Difference” has the meaning set forth in Section 2(c)(ii)(A).

(lxiv)    “Subsequent Milestones” has the meaning set forth in Section 2(a).

(lxv)    “Subsequent Milestone Per Share Price” has the meaning set forth in Section 2(a).

(lxvi)    “Tag-Along Exercise Notice” has the meaning set forth in Section 5(b)(iii).

(lxvii)    “Tag-Along Period” has the meaning set forth in Section 5(b)(iii).

(lxviii)    “Tag-Along Sale” has the meaning set forth in Section 5(b)(i).

(lxix)    “Tag-Along Sale Notice” has the meaning set forth in Section 5(b)(ii).

(lxx)    “Tag-Along Stockholder” has the meaning set forth in Section 5(b)(i).

(lxxi)    “Transaction Documents” means each of the following: (a) this Agreement; (b) the Stock Purchase Agreement between the Company and Parent; (c) the Employment Offer Letter & Proprietary Information and Inventions Assignment Agreements with current and proposed employees of the Company; (d) the Exclusive License and Service Agreement with Parent; (e) the Collaboration Agreement; (f) the Indemnification Agreement with each of the directors of the Company; (g) (IL21 - MDA[***]) Sublicense Agreement with MD Anderson; (h) (Gamma Delta T cells - MDA[***]) License Agreement with MD Anderson; (i) (Fratricide – MDA[***]) Option Agreement with MD Anderson; (j) (Mispairing - MDA[***], MDA[***], and MDA[***]) Option Agreement with MD Anderson; (k) (2D3 Chimeric ab-gd - MDA[***], MDA[***], and MDA[***]) Option Agreement with MD Anderson; (l) (FHCRC – MDA[***]) Option Agreement with MD Anderson; and (m) K562 Option Agreement.

(lxxii)    “Transfer Stock” has the meaning set forth in Section 4(a).

(lxxiii)    “Uncompleted Initial Milestone” has the meaning set forth in Section 1(b).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

IMMATICS US, INC.

By:	/s/ Harpreet Singh

Name:	Dr. Harpreet Singh

Title:	Chief Executive Officer

Address:	700 Milam St., Suite 1300
Houston TX 77002

IMMATICS BIOTECHNOLOGIES GMBH
(for purposes of Sections 1(d), 2, 5, 9 and 10)

By:	/s/ Rainer Kramer	/s/ Carsten Reinhardt
Name:	Dr. Rainer Kramer	Dr. Carsten Reinhardt
Title:	Managing Director/CBO	Managing Director/CMO

Address:

SUBJECT TO SECTION 1(E) OF THIS AGREEMENT, MD ANDERSON ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE INITIAL SHARES PURSUANT TO SECTION 1(B) HEREOF IS EARNED ONLY BY ATTAINMENT OF THE INITIAL MILESTONES. MD ANDERSON FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON MD ANDERSON ANY RIGHT WITH RESPECT TO CONTINUATION OF THE COLLABORATION AGREEMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH MD ANDERSON’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE COLLABORATION AGREEMENT PURSUANT TO THE TERMS THEREOF.

SUBJECT TO THE TERMS OF THIS AGREEMENT, MD ANDERSON ACKNOWLEDGES AND AGREES THAT MD ANDERSON MUST HOLD THE COMMON STOCK ISSUED HEREUNDER INDEFINITELY, AND THAT THE COMPANY HAS NO OBLIGATION TO PURCHASE SUCH SHARES. MD ANDERSON FURTHER ACKNOWLEDGES THAT ANY RISK RELATED TO THE FLUCTUATION IN THE VALUE OF THE SHARES FROM AND AFTER THE DATE HEREOF, INCLUDING ANY LOSSES TO MD ANDERSON AS A RESULT OF COMPANY’S EXERCISE OF ITS PURCHASE RIGHT PURSUANT TO SECTION 1(B), SHALL BE BORNE BY MD ANDERSON.

MD ANDERSON ACKNOWLEDGES THAT MD ANDERSON HAS READ ALL TAX RELATED SECTIONS AND FURTHER ACKNOWLEDGES MD ANDERSON HAS HAD AN OPPORTUNITY TO CONSULT MD ANDERSON’S OWN TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE ISSUANCE OF COMMON STOCK UNDER THIS AGREEMENT.

MD ANDERSON ACKNOWLEDGES AND AGREES THAT IN MAKING THE DECISION TO ACQUIRE THE SHARES HEREUNDER MD ANDERSON HAS NOT RELIED ON ANY STATEMENT, WHETHER WRITTEN OR ORAL, REGARDING THE SUBJECT MATTER HEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN THE ATTACHMENTS AND EXHIBITS HERETO.

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, FOR THE BENEFIT OF THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/ Ronald A. DePinho

Name:	Ronald A. DePinho, MD

Title:	President

Address:	1515 Halcombe Blvd., Houston, TX 77030

EXHIBIT A-1

INITIAL MILESTONES

[***]

*** Company and MD Anderson acknowledge and agree that the Initial Milestone of [***] will be completed upon signing and delivery of the Collaboration Agreement, and will not be subject to (i) any Purchase Rights (as defined in Section 1(b)), or (ii) any right to be credited against FF&E Payments as set forth in Section 1(f).

EXHIBIT A-2 SUBSEQUENT MILESTONES

[***]

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, FOR THE BENEFIT OF THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER hereby sells, assigns and transfers unto IMMATICS US, INC., a Delaware corporation (the “Company”), pursuant to the Purchase Right under that certain Restricted Stock Acquisition Agreement, dated as of August [●], 2015 (as amended, restated, modified and/or extended, the “Agreement”), by and between the undersigned and the Company [●] shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                     . This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the purchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Purchase Right under the Agreement.

Dated:

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, FOR THE BENEFIT OF THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:

Name:

Title:

EXHIBIT C

TERMS AND CONDITIONS OF PUT-CALL OPTION

The Board of Regents of the University of Texas System, for the benefit of the University of Texas M. D. Anderson Cancer Center (“MD Anderson”) desires to have the right to exchange all of the Shares held by (or for the benefit of) MD Anderson at the time of a Parent Exit Event (including without limitation, the unvested Initial Shares) and immatics biotechnologies GmbH (“Parent”) desires to have the right to acquire all of the Shares held by (or for the benefit of) MD Anderson at the time of a Parent Exit Event (including without limitation, the unvested Initial Shares), each on the terms and conditions set forth in this Exhibit C.

Section 1.1    Definitions. When used in this Exhibit C with initial capital letters, the following terms used herein have the meanings set forth in this Section 1.1.

(a)

“Appraiser” means a business valuation expert who is: (i) independent of all parties to the Agreement; (ii) employed by a nationally recognized valuation or investment banking firm regularly involved in providing valuations of businesses of a similar nature as Parent and/or the Company; and (iii) holds a recognized appraisal credential such as the Accredited Senior Appraiser (ASA) designation of the American Society of Appraisers. For the avoidance of doubt, [***]and its affiliates shall not be considered eligible to be the Appraiser under this Agreement.

(b)

“Authorized Capital” means the authorization of the Managing Directors of Parent to increase the share capital of Parent with the approval of the Board of Directors (Beirat) of Parent (the “Board”) up until May 31, 2020, once or several times by in total up to [***] in return for contributions in cash and/or in kind by the issue of in total up to [***] new shares of Parent Common Stock under exclusion of the statutory subscription rights of the shareholders of Parent, whereby only MD Anderson shall be invited to subscribe for the new shares of Parent Common Stock out of the Authorized Capital.

(c)	“Authorized Capital Increase” has the meaning set forth in Section 1.5(a) to this Exhibit C.

(d)	“Board” has the meaning set forth in Section 1.1(a) to this Exhibit C.

(e)	“Call Election Notice” has the meaning set forth in Section 1.2 to this Exhibit C.

(f)	“Call Option” has the meaning set forth in Section 1.2 to this Exhibit C.

(g)	“ELSA” means that certain Exclusive License & Services Agreement dated as of August [__], 2015, by and between the Parent and the Company.

(h)	“Exchange Options” means the Put Option and the Call Option.

(i)

“Exchange Ratio” means the quotient of the then applicable FMV of one Exchangeable Share divided by the then applicable FMV of one share of Parent Common Stock. By way of example and not limitation, the Exchange Ratio would be [***] if the then applicable FMV of one Exchangeable Share was [***] per share and the then applicable FMV of one share of Parent Common Stock was [***] per share. By way of further example and not limitation, the Exchange Ratio would be [***] if the then applicable FMV of one Exchangeable Share was [***] per share and the then applicable

FMV of one share of Parent Common Stock was [***] per share. For purposes of determining the applicable Exchange Ratio, the applicable FMV of one Exchangeable Share shall first be converted to Euro using the United States Dollars - Euro exchange rate as published in The Wall Street Journal, Eastern Edition, on the date that is two (2) Business Days prior to the date on which the Managing Directors of Parent resolve the Authorized Capital Increase. As used herein, “Business Day” means any day except Saturday or Sunday or a day on which the banks in New York City, New York or Stuttgart, Germany are required or entitled by applicable law to be closed.

(j)	“Exchangeable Shares” means the Shares subject to the Put Option or the Call Option, as applicable.

(k)	“Execution Notice” has the meaning set forth in Section 1.5(b) to this Exhibit C.

(l)	“ELSA Event” has the meaning set forth in Section 1.4(a) to this Exhibit C.

(m)	“ELSA Event Notice” has the meaning set forth in Section 1.4(a) to this Exhibit C.

(n)

“Fair Market Value” means the price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts. Fair Market Value shall be determined on a going concern basis and on a pro rata basis (i.e., without the application of any discount for lack of control or lack of marketability). Further, the Appraiser shall use generally accepted business valuation methods and principles, applied on a consistent basis, and shall take into account the relative rights, and preferences affecting the Exchangeable Shares or shares of Parent Common Stock, as the case may be. Notwithstanding the foregoing or anything else to the contrary herein: (i) in determining the FMV of Parent Common Stock, the Appraiser shall disregard any and all liquidation, sale and dividend preference amounts payable to any equityholder of Parent with respect to equity capital of Parent held by them from time to time (so that any such liquidation, sale and dividend preference amounts are not taken into account and do not affect the FMV of the Parent Common Stock); and (ii) in determining the FMV of Exchangeable Shares or the Parent Common Stock, the Appraiser shall disregard any proposed or otherwise potential Termination License Event (so that the potential termination of the ELSA is not taken into account and does not affect the FMV of the Exchangeable Shares or the Parent Common Stock).

(o)

“FMV” means the Fair Market Value per share, in the case of Exchangeable Shares in U.S. Dollars and in the case of Parent Common Stock in Euros, as most recently determined by the Appraiser within the six (6) calendar months prior to delivery of a Put Election Notice, Call Election Notice or Parent Exit Event Notice or pursuant to Section 1.9 of this Exhibit C.

(p)	“Parent Common Stock” means shares of the common stock of Parent (Stammgeschäftsanteile), with [***] par value per share.

(q)

“Parent Exit Event” means any of the following: (i) a merger or consolidation in which (a) the Parent is a constituent party or (b) a subsidiary of the Parent (other than the Company) is a constituent party and the Parent issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Parent or a subsidiary in which the shares of capital stock of the Parent outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Parent or any subsidiary of the Parent (other than the Company) of all or substantially all the assets of the Parent and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Parent (other than the Company) if substantially all of the assets of the Parent and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Parent; (iii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Parent’s then outstanding voting power is transferred; or (iv) the closing of a public offering of Parent Common Stock (or the equity of any newly formed parent entity of the Parent formed for the purpose of consummating a public offering of Parent or the equity of any entity into which Parent is converted (formwechselnde Umwandlung) in accordance with the provisions of the German Act on Transformations of Companies (UmwG)) on an internationally recognized stock exchange (a “Parent IPO”).

(r)	“Parent Exit Event Notice” has the meaning set forth in Section 1.4(b) to this Exhibit C.

(s)	“Put Election Notice” has the meaning set forth in Section 1.2 to this Exhibit C.

(t)	“Put Option” has the meaning set forth in Section 1.2 to this Exhibit C.

(u)	“Required Information” has the meaning set forth in Section 1.4(b) to this Exhibit C.

(v)	“Subscription Declaration” has the meaning set forth in Section 1.5(b)(i) to this Exhibit C.

(w)	“Subscription Shares” has the meaning set forth in Section 1.3 to this Exhibit C.

(x)

“Termination License Event” means any of the following: (i) the termination of the ELSA, (ii) a material and adverse reduction of rights in the license provided to the Company pursuant to Section 7.1 of the ELSA, and/or (iii) modifications or amendments to the ELSA that are functionally equivalent to the events described in (i) or (ii) of this definition.

(y)	“Transfer Documents” has the meaning set forth in Section 1.5(b) to this Exhibit C.

Section 1.2    Put Option – Call Option. Subject to the terms and conditions set forth in this Exhibit C, including without limitation the time periods set forth in Section 1.4 to this Exhibit C, Parent hereby grants to MD Anderson an irrevocable right and option (the “Put Option”), and MD Anderson hereby grants to Parent an irrevocable right and option to require MD Anderson (the “Call Option”), to subscribe for shares of Parent Common Stock out of the Authorized Capital Increase against the exchange, conveyance, transfer and assignment of all (but not less than all) of the vested and unvested Shares held by (or for the benefit of) MD Anderson (after giving effect to any and all adjustments in accordance with Section 1(f) and/or Section 2(c) determined as of the date of delivery of the Put Election Notice or Call Election Notice, as applicable) at the time of the first Parent Exit Event following the date hereof with the intent that all unvested Initial Shares held by or for the benefit of MD Anderson shall be accelerated for purposes of the Put Option and the Call Option. In addition, and subject to the terms and conditions set forth in this Exhibit C, including without limitation the time periods set forth in Section 1.4 to this Exhibit C, MD Anderson, in its sole discretion, shall have a Put Option to subscribe for shares of Parent Common Stock out of the Authorized Capital Increase against the exchange, conveyance, transfer and assignment of all (but not less than all) of the vested and unvested Shares held by (or for the benefit of) MD Anderson (after giving effect to any and all adjustments in accordance with Section 1(f) and/or Section 2(c) determined as of the date of delivery of the Put Election Notice or Call Election Notice, as

applicable) at the time of the Termination License Event, with the intent that all unvested Initial Shares held by or for the benefit of MD Anderson shall be accelerated for purposes of the Put Option. MD Anderson may exercise its Put Option by giving written notice of such exercise to Parent, substantially in the form attached hereto as Appendix I (the “Put Election Notice”). Parent may exercise its Call Option by giving written notice of such exercise to MD Anderson, substantially in the form attached hereto as Appendix II (the “Call Election Notice”). In the event that the Put Option or Call Option has been exercised, the parties shall use their reasonable best efforts to cause such acceleration of the vesting of Initial Shares to occur in a manner and at a time that allows MD Anderson the ability to participate in the Parent Exit Event with respect to its Initial Shares. Notwithstanding any acceleration of vesting in accordance with this Exhibit C, nothing herein shall relieve, or be deemed to relieve, MD Anderson of its obligations to render services and otherwise perform in accordance with the Collaboration Agreement following the exercise of the Put Option or the Call Option.

Section 1.3    Number of Shares of Parent Common Stock. The number of shares of Parent Common Stock to be issued to MD Anderson out of the Authorized Capital Increase following the exercise of the Put Option or Call Option shall be equal to the product of (i) the number of Exchangeable Shares, multiplied by (ii) the then applicable Exchange Ratio (calculated to the nearest whole share of Parent Common Stock) (the number of shares of Parent Common Stock to be issued to MD Anderson the “Subscription Shares”). Notwithstanding anything to the contrary herein, Parent and MD Anderson acknowledge and agree that, in connection with any Parent Exit Event, the amount of proceeds payable to MD Anderson with respect to the Parent Common Stock issued to MD Anderson as a result of the exercise of the Exchange Option (including any shares of Parent Common Stock issued following the Subsequent Determination Date to MD Anderson as Milestone Shares in accordance with the last sentence of Section 2(a) of the Agreement) shall in no event exceed, as a percentage of the total amount of proceeds payable to all equityholders of Parent with respect to their equity ownership of Parent, MD Anderson’s ownership percentage of the Company on a fully diluted basis (represented by the Exchangeable Shares, including any shares of Parent Common Stock issued following the Subsequent Determination Date to MD Anderson as Milestone Shares in accordance with the last sentence of Section 2(a) of the Agreement) immediately prior to the consummation of the Exchange Option (assuming all shares of Parent Common Stock issued following the Subsequent Determination Date to MD Anderson as Milestone Shares in accordance with the last sentence of Section 2(a) of the Agreement were issued and outstanding immediately prior to the consummation of the Exchange Option). By way of illustration, if the Exchangeable Shares owned and held by MD Anderson constituted a [***] ownership interest in the Company (on a fully diluted basis) at the time the Exchange Option was consummated, MD Anderson would be entitled to receive no more than [***] of the total amount of proceeds payable to all the equityholders of Parent in connection with a Parent Exit Event solely with respect to their ownership of stock in Parent. For the avoidance of doubt, the total proceeds payable to equityholders of Parent shall not take into account any distributions or payments to equityholders of Parent to the extent not directly attributable to their stock ownership. The foregoing limitation shall be set forth in the Transfer Documents.

Section 1.4    Notice of ELSA Event, Parent Exit Event or Termination License Event.

(a)

Parent and the Company will send MD Anderson a notice (the “ELSA Event Notice”) of (i) each modification or amendment to the ELSA, (ii) any reduction in rights in the license provided to the Company pursuant to Section 7.1 of the ELSA, and (iii) the termination of the ELSA, in each case within five (5) business days of the effective date of the occurrence of actions described in Section 1.4(a)(i)- Section 1.4(a)(iii), inclusive (the “ELSA Event”), specifying the nature and detailed description of the ELSA Event.

(b)	In the event Parent or its shareholders intend to consummate a Parent Exit Event or a Termination License Event has occurred, Parent will send or cause to be sent to MD

Anderson a written notice specifying the nature of the contemplated Parent Exit Event or the nature and occurrence of the Termination License Event, the anticipated date of the consummation of such Parent Exit Event or the anticipated effective date of the Termination License Event, the anticipated consideration per share of Parent Common Stock in such Parent Exit Event, the FMV of the Parent Common Stock as of the Termination License Event, and such other information material for the purposes of deciding whether or not to exercise the Put Option (the “Parent Exit Event Notice”). Notwithstanding anything to the contrary contained herein, if an ELSA Event constitutes a Termination License Event, MD Anderson may request that the Parent send a Parent Exit Event Notice to MD Anderson with all of the information required by Section 1.4(a) and (b). If Parent and the Company fail to provide an ELSA Event Notice with respect to an ELSA Event that constitutes a Termination License Event within ten (10) days of the effective date of the Termination License Event, then MD Anderson can send the Parent Exit Event Notice to Parent, and Parent shall be required to provide all information that is required to be included within the Parent Exit Event Notice (the “Required Information”) to MD Anderson within ten (10) days of Parent’s receipt of the Parent Exit Event Notice (or, if Parent disputes that the ELSA Event in question constitutes a Termination License Agreement, within ten (10) days of final determination that the ESLA Event in question constitutes a Termination License Event, whether by agreement of the parties or final and binding judgment). MD Anderson may exercise its Put Option by serving the Put Election Notice to Parent (I) within thirty-five (35) days after delivery by Parent of the Parent Exit Event Notice, or (II) within thirty-five (35) days after receipt of the Required Information in the event MD Anderson delivered the Parent Exit Event Notice to Parent, and Parent may exercise its Call Option by serving the Call Election Notice to MD Anderson within thirty-five (35) days after delivery of the Parent Exit Event Notice, whereby Parent may include the Call Election Notice in the Parent Exit Event Notice. For the avoidance of doubt, neither MD Anderson nor Parent may elect to exercise the Put Option or the Call Option, respectively, after expiration of the thirty-five (35) day election period described above, unless Parent fails to provide MD Anderson with the information required to be included in the Parent Exit Event Notice. Parent shall use commercially reasonable efforts to provide MD Anderson such other information that MD Anderson reasonably requests and that is reasonably necessary to enable MD Anderson to make its decision whether or not to exercise its Put Option.

Section 1.5    Authorized Capital Increase.

(a)

As soon as practicable after the service of the Put Election Notice or the Call Election Notice, the Managing Directors of Parent shall resolve with the approval of the Board to increase the share capital of Parent out of the Authorized Capital in return for contributions in kind by the issue of the Subscription Shares against the exchange, conveyance, transfer and assignment of all of the Shares held by (or for the benefit of) (including the unvested shares) MD Anderson at such time; only MD Anderson shall be invited to subscribe for the new shares of Parent Common Stock issued out of the Authorized Capital Increase under exclusion of the statutory subscription rights of the shareholders of Parent (the “Authorized Capital Increase”).

(b)

The Managing Directors of Parent shall provide to MD Anderson a copy (including by e-mail) of the Authorized Capital Increase immediately after resolving the Authorized Capital Increase (the “Execution Notice”). Immediately after receipt of the Execution Notice, MD Anderson shall

(i)

at Parent’s sole expense, subscribe for the Subscription Shares by way of a notarially certified subscription declaration pursuant to Section 55 para. 1 of the German Law Pertaining to Companies with Limited Liability (GmbHG) (the “Subscription Declaration”) and transmit to Parent the original of the Subscription Declaration;

(ii)

become a party in the form required by applicable law to such investment agreements, shareholders’ agreements and related agreements among the holders of at least a majority of Parent’s outstanding capital stock and, if applicable, Parent in the version applicable as of such time with the rights, privileges and obligations applicable to the other holders of shares of Parent Common Stock, which contains inter alia transfer restrictions, voting agreements and liquidation and trade sale preferences and preferred dividends in favor of the holders of shares issued to the financial investors of the Company;

(iii)

date, complete, execute and deliver to Parent, with a copy to the Company, a stock assignment as necessary for the exchange, conveyance, transfer and assignment of the Exchangeable Shares and all rights, title and interest therein or related thereto to Parent in exchange for the Subscription Shares and to exchange, convey, transfer and assign the Exchangeable Shares to Parent as contribution in kind for the issuance of the Subscription Shares out of the Authorized Capital Increase, and Parent shall have the right to transfer to its own name all such Exchangeable Shares without further action by MD Anderson; and

(iv)

execute and deliver any other documents and instruments to which other holders of shares of Parent Common Stock are a party or that are reasonably necessary for the valid transfer of the Exchangeable Shares or the consummation of the Parent Exit Event or as required pursuant to Section 1(d) and/or Section 2 of the Restricted Stock Acquisition Agreement

(such documents set forth under (i) through (iv) the “Transfer Documents”).

Section 1.6    Record of the Transfer of Exchangeable Shares. Following the execution and delivery of the Transfer Documents to Parent, the Company shall record the transfer of the Exchangeable Shares in its registries.

Section 1.7    Registration with the Commercial Register. The Managing Directors of Parent shall apply for registration of the Authorized Capital Increase with the Commercial Register of Parent immediately after receipt of the Transfer Documents.

Section 1.8    Consummation of the Parent Exit Event. In the event that within 120 days after the date on which the Managing Directors of Parent resolve the Authorized Capital Increase, the Parent Exit Event has not been consummated (or, if the Put Option was exercised in connection with a proposed Termination License Event and a Termination License Event has not occurred within such 120 day period), the parties are entitled to be restored to the position they were in prior to the exercise of the Put Option or Call Option, respectively.

Section 1.9    Determination of FMV. Parent may from time to time engage an Appraiser to determine the FMV of the Exchangeable Shares and/or shares of Parent Common Stock. If no determination of FMV has been made for either the Exchangeable Shares or the Parent Common Stock within the six (6) month period prior to receipt by Parent of a Put Election Notice or receipt by MD Anderson of a Call Election Notice or Parent Exit Event Notice, Parent shall promptly engage the Appraiser to determine FMV of the Exchangeable Shares and/or Parent Common Stock. In connection with any engagement of the Appraiser under this Section 1.9, (i) Parent shall notify the Appraiser of the definition of FMV contained herein, (ii) Parent and the Company will provide information to the Appraiser (and, subject to customary confidentiality obligations, with a copy to MD Anderson) as such Appraiser may reasonably request, and (iii) all costs and expenses of such Appraiser shall be paid by the Company. The Appraiser shall inform Parent and MD Anderson in writing of its determination of FMV, including a report describing the methodologies and underlying assumptions. Absent manifest error, the determination by the Appraiser shall be final and conclusive on Parent, the Company and MD Anderson.

Section 1.10    Status of Exchangeable Shares Prior to Exercise of Exchange Options.

(a)

Until such time that the Put Option or Call Option is exercised in accordance herewith, (i) the Exchangeable Shares shall continue to be equity securities of the Company, with all of the rights and privileges appurtenant thereto under the Company’s organizational documents and applicable laws; and (ii) neither MD Anderson nor any successor shall be entitled to vote or receive dividends or exercise any other rights as a shareholder in the Parent.

(b)

Until such time that the Put Option or Call Option is exercised in accordance herewith, all dividends on the Exchangeable Shares (if any) shall be paid directly to MD Anderson and shall not be held in escrow. In the event of any stock dividend, stock split, recapitalization or other change affecting the Exchangeable Shares, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Exchangeable Shares shall be considered Exchangeable Shares subject to this Agreement.

Section 1.11    Representation Regarding Liquidation Preferences in an IPO. Parent hereby represents and warrants that, as of the date hereof, no liquidation preferences of any of the shareholders of Parent (including without limitation, the Series C shareholders and the Series D shareholders) are payable in connection with a Parent IPO.

Section 1.12    Specific Enforcement; Proxy.

(a)

It is the intention of the parties that MD Anderson, upon exercise of the Put Option pursuant to the terms of this Exhibit C, shall be entitled to receive the Subscription Shares in specie. It is the further intention of the parties that Parent, upon exercise of the Call Option pursuant to the terms of this Exhibit C, shall be entitled to receive the Exchangeable Shares in specie. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate MD Anderson for the Subscription Shares or Parent for the Exchangeable Shares and, therefore, that each shall, upon proper exercise of the Exchange Option, be entitled to specific enforcement of its rights to receive said shares.

(B)

Each of MD Anderson and Parent hereby constitutes and appoints as the proxy of such party and hereby grants a power of attorney to the President of the Company, with full power of substitution, with respect to the matters set forth in this Exhibit C, and hereby authorizes each of them to represent, vote, execute and deliver documents, and take any and all other actions if and only if such party is in material breach of its obligations under this Exhibit C and such material breach remains uncured for a period of five (5) calendar days after notice by the other party with respect to such material breach. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of MD Anderson and Parent in connection with the transactions contemplated by this Exhibit C and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires.

APPENDIX I

PUT ELECTION NOTICE

[immatics biotechnologies GmbH]

[Address]

Attention: Managing Director

Dear [immatics biotechnologies GmbH Managing Director]:

1. Definition. Reference is hereby made to Exhibit C Terms and Conditions of Put-Call Option (the “Put-Call Agreement”) of that certain Restricted Stock Acquisition Agreement dated as of the [    ] day of August, 2015, by and among IMMATICS US, INC. (the “Company”), THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, FOR THE BENEFIT OF THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“MD Anderson”), and IMMATICS BIOTECHNOLOGIES GMBH (the “Parent”). Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Put-Call Agreement or, if not defined in the Put-Call Agreement, the meanings assigned to such terms in the Restricted Stock Acquisition Agreement.

2. Exercise of the Put Option. Pursuant to Section 1.2 of the Put-Call Agreement, the undersigned hereby elects to exchange                 1 Exchangeable Shares of Immatics US, Inc. for the corresponding number of shares of Parent Common Stock based on the applicable Exchange Ratio as of the date hereof.

3. Rights as Stockholder. Until the Authorized Capital Increase is registered with the Commercial Register of the Company, no right to vote or receive dividends as a shareholder of the Parent shall exist with respect to the shares of Parent Common Stock, notwithstanding the exercise of the Put Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Authorized Capital Increase is registered with the Commercial Register of the Company.

By:

Name:

Title:

1 Note: number of all shares held by MD Anderson to be inserted (including any unvested Shares that have been accelerated).

APPENDIX II

CALL ELECTION NOTICE

[MD Anderson]

[Address]

Dear Sir, Madam:

1. Definition. Reference is hereby made to Exhibit C Terms and Conditions of Put-Call Option (the “Put-Call Agreement”) of that certain Restricted Stock Acquisition Agreement dated as of the [    ] day of August, 2015, by and among IMMATICS US, INC. (the “Company”), THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, FOR THE BENEFIT OF THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“MD Anderson”), and IMMATICS BIOTECHNOLOGIES GMBH (the “Parent”). Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Put-Call Agreement or, if not defined in the Put-Call Agreement, the meanings assigned to such terms in the Restricted Stock Acquisition Agreement.

2. Exercise of the Call Option. Pursuant to Section 1.2 of the Put-Call Agreement, Parent hereby elects to acquire                 2 Exchangeable Shares of Immatics US, Inc. held by MD Anderson for the corresponding number of shares of Parent Common Stock based on the applicable Exchange Ratio as of the date hereof.

3. Rights as Stockholder. Until the Authorized Capital Increase is registered with the Commercial Register of the Company, no right to vote or receive dividends as a shareholder of the Parent shall exist with respect to the shares of Parent Common Stock, notwithstanding the exercise of the Call Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Authorized Capital Increase is registered with the Commercial Register of the Company.

IMMATICS BIOTECHNOLOGIES GMBH

By:

Name:

Title:

2 Note: number of all shares held by MD Anderson to be inserted (including any unvested Shares that have been accelerated).